As filed with the Securities and Exchange Commission on May 17, 2021

Registration No. 333-249513

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-4
ON
FORM S-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Vyant Bio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	04-3462475
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

2 Executive Campus

2370 State Route 70, Suite 310

Cherry Hill, NJ 08002

(201) 479-8126

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John A. Roberts

President and Chief Executive Officer

Vyant Bio, Inc.

2 Executive Campus

2370 State Route 70, Suite 310

Cherry Hill, NJ 08002

(201) 479-8126

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Alan Wovsaniker, Esq.

Lowenstein Sandler LLP

One Lowenstein Drive

Roseland, New Jersey 07068

Tel: 973-597-2500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.0001 per share	143,890	N/A	N/A		(2)

(1)	Represents the maximum number of shares of common stock, par value $0.0001 per share (“Common Stock”), of Vyant Bio, Inc., a Delaware corporation (“VYNT” or the “Company” or “we”), issuable under outstanding warrants (collectively, the “Convertible Note Warrants”) to purchase shares of common stock of StemoniX, Inc., a Minnesota corporation (“StemoniX”), which Convertible Note Warrants were converted into warrants to purchase shares of Common Stock (the “Convertible Note Exchange Warrants”) in connection with the merger between the Company and StemoniX, which was completed on March 30, 2021. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement is also registering an indeterminate number of shares of Common Stock that may be issued as a result of stock splits, stock dividends or similar transactions.

(2)	These shares of Common Stock were registered under the registration statement on Form S-4 (File No. 333-249513) filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 16, 2020, as amended by Pre-Effective Amendment No. 1 filed on February 8, 2021, which became effective on February 12, 2021 (the “Form S-4”). All filing fees payable in connection with the issuance of these shares were previously paid in connection with the filing of the Form S-4.

The Company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Vyant Bio, Inc., a Delaware corporation (“VYNT” or the “Company” or “we”), hereby amends its registration statement on Form S-4 (File No. 333-249513) filed with the Securities and Exchange Commission (the “Commission”) on October 16, 2020, as amended by Pre-Effective Amendment No. 1 filed on February 8, 2021, which became effective on February 12, 2021 (the “Form S-4”), by filing this Post-Effective Amendment No. 1 on Form S-3 (this “Post-Effective Amendment”) containing an updated prospectus relating to the shares of our common stock, par value $0.0001 per share (“Common Stock”), issuable upon the future exercise of certain outstanding warrants (collectively, the “Convertible Note Warrants”) to purchase shares of common stock of StemoniX, Inc., a Minnesota corporation (“StemoniX”), which were converted into warrants to purchase shares of Common Stock (the “Convertible Note Exchange Warrants”) in connection with the merger between the Company and StemoniX, which was completed on March 30, 2021. All such shares of Common Stock were previously registered on the Form S-4. This Post-Effective Amendment is being filed to convert 143,890 shares of Common Stock covered by the Form S-4 to be covered by Form S-3.

On March 30, 2021, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of August 21, 2020, as amended (the “Merger Agreement”), by and among the Company, StemoniX and CGI Acquisition, Inc. (“Merger Sub”), Merger Sub merged with and into StemoniX, with StemoniX surviving as a wholly-owned subsidiary of the Company (the “Merger”).

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 17, 2021

PRELIMINARY PROSPECTUS

143,890 Shares of Common Stock

Issuable upon Exercise of Warrants

This prospectus relates to an aggregate of up to 143,890 shares of common stock, par value $0.0001 per share (“Common Stock”), of Vyant Bio, Inc. (“VYNT” or the “Company” or “we”), issuable upon the future exercise of certain outstanding warrants (collectively, the “Convertible Note Warrants”) to purchase shares of common stock of StemoniX, Inc., a Minnesota corporation (“StemoniX”), which were converted into warrants to purchase shares of Common Stock (the “Convertible Note Exchange Warrants”) in connection with the merger between the Company and StemoniX, which was completed on March 30, 2021, plus an indeterminate number of shares of Common Stock that may be issued as a result of stock splits, stock dividends, recapitalizations or similar events as described in the warrant agreements governing the Convertible Note Exchange Warrants.

On March 30, 2021, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of August 21, 2020, as amended (the “Merger Agreement”), by and among the Company, StemoniX and CGI Acquisition, Inc. (“Merger Sub”), Merger Sub merged with and into StemoniX, with StemoniX surviving as a wholly-owned subsidiary of the Company (the “Merger”).

Our Common Stock is listed on The NASDAQ Capital Market (“NASDAQ”) under the symbol “VYNT”. On May 11, 2021, the last reported sale price of our Common Stock on NASDAQ was $3.09.

Investing in our Common Stock involves risk. See “Risk Factors” beginning on page 8 of this prospectus, as well as the other information contained in or incorporated by reference into this prospectus, including the information contained under the caption entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and subsequent filings with the Securities and Exchange Commission, which are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2021.

ABOUT THIS PROSPECTUS

You should read carefully this prospectus in its entirety, together with additional information described under the heading “Where You Can Find More Information” in this prospectus.

If the information in this prospectus conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. The information contained or incorporated by reference into this prospectus or in any prospectus supplement is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We have not authorized anyone to provide you with different or additional information from that contained or incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may be used only for the purpose for which it has been prepared. We are offering to sell our Common Stock, and seeking offers to buy our Common Stock, only in jurisdictions where such offers and sales are permitted. This prospectus does not constitute an offer, or an invitation on our behalf to subscribe for and purchase any of our securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “our,” “us,” “ourselves,” “VYNT,” “Vyant” or the “Company” refer to Vyant Bio, Inc., a Delaware corporation, and its consolidated subsidiaries. All references in this prospectus to “StemoniX” refer to StemoniX, Inc., our wholly-owned subsidiary.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the securities being offered hereby. This prospectus does not contain all of the information in the registration statement and its exhibits. The registration statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the registration statement in order to review a copy of the contract or documents. The registration statement and the exhibits are available at the SEC’s Public Reference Room or through its Website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and at its regional offices, a list of which is available on the Internet at http://www.sec.gov/contact/addresses.htm. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at http://www.vyantbio.com. The information on our website is not part of this prospectus.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Vyant Bio, Inc.

Attn: John A. Roberts, President and CEO

2 Executive Campus

2370 State Route 70, Suite 310

Cherry Hill, NJ 08002

(201) 479-8126

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

● our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021;

● our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 17, 2021;

● our Current Reports on Form 8-K filed with the SEC on January 7, 2021, January 28, 2021, February 1, 2021, February 8, 2021, February 16, 2021, February 26, 2021, March 16, 2021, March 25, 2021 and April 5, 2021 (other than any portions thereof deemed furnished and not filed); and

● the description of our common stock, par value $0.0001 per share, contained in our Form 8-A filed on August 12, 2013, including any amendment or report filed for the purpose of updating such description.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Where You Can Find More Information,” above.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These statements include, but are not limited to, statements regarding:

●	the expected benefits of, and potential value, including synergies, created by, the recently completed Merger transaction between the Company and StemoniX, Inc. (“StemoniX”) for the stockholders of the Company;
●	the Company’s ability to adapt its business for future developments in light of the global outbreak of COVID-19, which continues to rapidly evolve;
●	the Company’s ability to internally identify and develop new inventions and intellectual property;
●	the Company’s ability to negotiate strategic partnerships, where appropriate, for drug candidates;• the Company’s need for significant additional capital and the Company’s ability to satisfy its capital needs;
●	the Company’s ability to complete required clinical trials of its products and obtain approval from the FDA or other regulatory agents in different jurisdictions;
●	the Company’s ability to execute on its marketing and sales strategy for its preclinical research services and gain acceptance of its services in the market;
●	the Company’s ability to keep pace with rapidly advancing market and scientific developments;
●	the Company’s ability to satisfy U.S. (including FDA) and international regulatory requirements with respect to its services;
●	the Company’s ability to maintain its present customer base and obtain new customers;
●	the Company’s ability to maintain the Company’s clinical and research collaborations and enter into new collaboration agreements with highly regarded organizations so that, among other things, the Company has access to thought leaders in advanced preclinical and translational science;
●	potential product liability or intellectual property infringement claims;
●	the Company’s ability to maintain or protect the validity of its patents and other intellectual property;
●	the Company’s dependency on third-party manufacturers to supply it with instruments and specialized supplies;
●	the Company’s ability to attract and retain a sufficient number of scientists, clinicians, sales personnel and other key personnel with extensive relevant experience, who are in short supply;
●	the Company’s ability to effectively manage its international businesses in Australia and Europe, including the expansion of its customer base and volume of new contracts in these markets;
●	the Company’s dependency on the intellectual property licensed to the Company or possessed by third parties; and
●	the Company’s ability to adequately support future growth.

These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown to us that could cause actual results and developments to differ materially from those expressed or implied in such statements, including the risks described under “Risk Factors” in this prospectus and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 as updated by our subsequent filings under the Exchange Act, each of which is incorporated by reference in this prospectus in their entirety.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus and the documents incorporated by reference herein and therein is accurate as of their respective dates. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless required by law to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to purchase common stock in this offering. You should read this entire prospectus carefully, as well as the information to which we refer you and the information incorporated by reference herein, before deciding to purchase common stock in this offering. You should pay special attention to the sections titled “Risk Factors,” in each of this prospectus and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as well as our consolidated financial statements, and the related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each of which is incorporated by reference in this prospectus, before making an investment decision.

Overview

On March 30, 2021, Vyant Bio, Inc. (the “Company,” “Vyant,” “Vyant Bio” or “VYNT”), formerly known as Cancer Genetics, Inc. (“CGI”), completed its business combination with StemoniX, Inc., a Minnesota corporation (“StemoniX”), in accordance with the Agreement and Plan of Merger and Reorganization, dated as of August 21, 2020 (the “Initial Merger Agreement”) by and among the Company, StemoniX and CGI Acquisition, Inc., a Minnesota corporation and wholly-owned subsidiary of the Company (“Merger Sub”), as amended by Amendment No. 1 thereto made and entered into as of February 8, 2021 (the “First Amendment”) and Amendment No. 2 thereto made and entered into as of February 26, 2021 (the “Second Amendment”) (the Initial Merger Agreement, as amended by the First Amendment and Second Amendment, the “Merger Agreement”), pursuant to which Merger Sub merged with and into StemoniX, with StemoniX surviving the merger as a wholly-owned subsidiary of the Company (the “Merger”).

Vyant Bio, Inc. is an innovative biotechnology company focused on discovering new drug therapies and then collaborating with pharmaceutical and other biotechnology companies for the development of such assets. The Company’s management believes that drug discovery needs to progressively shift as the widely used models for predicting safe and effective drugs have under-performed, as evidenced by the time and cost of bringing novel drugs to market. As a result, Vyant Bio is focusing on bringing together an impactful approach to drug discovery with new technologies and rigid engineering.

By combining sophisticated data science capabilities with highly functional human cell derived disease models, Vyant Bio seeks to leverage its current ability to screen and test therapeutic candidates, which it believes will allow for creating a unique approach to assimilating data that supports decision making iteratively throughout the discovery phase of drug development to identify both novel and repurposed candidates.

Vyant Bio has two wholly-owned subsidiaries—StemoniX, Inc. (“StemoniX”) and vivoPharm Pty Ltd (“vivoPharm”). StemoniX develops and manufactures high-density, at-scale human induced pluripotent stem cell (“iPSC”) derived neural and cardiac screening platforms for drug discovery and development. vivoPharm has an extensive set of anti-tumor referenced data based on predictive xenograft and syngeneic tumor models to provide discovery services such as contract research services, focused primarily on unique specialized studies to guide drug discovery. vivoPharm also specializes in planning and conducting unique, specialized studies to guide drug discovery and development programs with a concentration in oncology and immuno-oncology. These studies range from early compound selection to developing comprehensive sets of in vitro and in vivo data, as needed for U.S. Food and Drug Administration (“FDA”) Investigational New Drug (“IND”) applications. By combining the two companies, Vyant intends to build on the historic businesses and empower the discovery of new medicines and biomarkers through the convergence of its novel human biology and software technologies.

Our current business model is to build on the historical StemoniX and vivoPharm businesses by operating a drug discovery research team with the aim of identifying novel and repurposed compounds and developing disease models from human-derived cells that can be used for drug discovery and drug discovery services.

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Corporate Information

The Company was incorporated in the State of Delaware on April 8, 1999. On August 15, 2017, the Company purchased all of the outstanding stock of vivoPharm, with its principal place of business in Victoria, Australia. On July 5, 2019, the Company entered into an asset purchase agreement with siParadigm, LLC, pursuant to which the Company sold to siParadigm certain assets associated with the Company’s clinical laboratory business and agreed to cease operating the Clinical Business (the “Clinical Business Disposal”). On July 15, 2019, the Company entered into commercial agreements with the Company’s senior lenders to divest all of the assets relating to the BioPharma Business (the “BioPharma Business Disposal” and, together with the Clinical Business Disposal, the “Business Disposals”), in satisfaction of all of the Company’s senior debt. On March 30, 2021, we completed our business combination with StemoniX, Inc. (“StemoniX”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of August 21, 2020, as amended, by and among us, StemoniX and CGI Acquisition, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub merged with and into StemoniX, with StemoniX surviving as a wholly owned subsidiary of us (the “Merger”).

The Company’s principal executive offices are located at 2 Executive Campus, 2370 State Route 70, Suite 310, Cherry Hill, NJ 08002. The Company’s telephone number is (201) 479-8126 and the corporate website address is www.vyantbio.com. The Company included the website address in this prospectus only as an inactive textual reference and does not intend it to be an active link to the Company website. The information on the website is not incorporated by reference in this prospectus.

The Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports, as well as other documents the Company files with the U.S. Securities and Exchange Commission (“SEC”) are available free of charge through the Investors section of the Company website as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The public can obtain documents that the Company files with the SEC at www.sec.gov.

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THE OFFERING

The following summary contains basic information about our Common Stock offered hereby. This description is not complete and does not contain all of the information that you should consider before investing in shares of our Common Stock. For a more complete understanding of our common stock, you should read “Description of Securities” included in our Registration Statement on Form S-4 (File No. 333-249513), as amended, which is incorporated by reference herein.

Issuer	Vyant Bio, Inc., a Delaware corporation.

Common Stock offered	143,890 shares of Common Stock.

Use of proceeds	If all of the Convertible Note Exchange Warrants are exercised in full, we will issue approximately 143,890 shares of Common Stock and will receive aggregate net proceeds of up to approximately $0.8 million. We intend to use the proceeds, if any, from the exercise of the Convertible Note Exchange Warrants for general corporate purposes. We have no assurance that any of the Convertible Note Exchange Warrants will be exercised.

Listing	Our Common Stock is listed on NASDAQ under the trading symbol “VYNT”.

Risk factors	Investing in our Common Stock involves risks. See “Risk Factors,” beginning on page 8 of this prospectus, as well as the other information contained in or incorporated by reference into this prospectus, including the information contained under the caption entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and subsequent filings with the Securities and Exchange Commission for a discussion of certain factors that you should carefully consider before making an investment decision.

Unless otherwise indicated, the information contained in this prospectus is as of the date set forth on the cover of this prospectus.

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RISK FACTORS

An investment in shares of our Common Stock involves various risks. You should carefully consider the risk factors described in “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and in our other reports we file from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. You should also carefully consider the risks and the other information included or incorporated by reference into this prospectus before investing in our Common Stock. The risks described in the documents incorporated by reference herein are not the only risks applicable to us or an investment in our Common Stock. Additional risks not currently known to us or that we currently consider immaterial also may impair our business.

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USE OF PROCEEDS

If all of the Convertible Note Exchange Warrants are exercised in full, we will issue approximately 143,890 shares of Common Stock and will receive aggregate net proceeds of up to approximately $0.8 million. We intend to use the proceeds from the exercise, if any, of the Convertible Note Exchange Warrants for general corporate purposes. We have no assurance that any of the Convertible Note Exchange Warrants will be exercised.

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DIVIDEND POLICY

In the past, we have not declared or paid cash dividends on our common stock. We do not intend to pay cash dividends in the future, rather, we intend to retain future earnings, if any, to fund the operation and expansion of our business and for general corporate purposes.

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PLAN OF DISTRIBUTION

This prospectus relates to the shares of Common Stock that are issuable upon the exercise of Convertible Note Exchange Warrants. We are offering these shares of Common Stock directly to the holders of these warrants according to the terms of the underlying warrant agreements. We are not using an underwriter in connection with this offering. These shares of Common Stock will be listed for trading on NASDAQ.

In order to facilitate the exercise of any such warrants, we will furnish, at our expense, such reasonable number of copies of this prospectus to each person holding such a warrant as such holder may request, together with instructions that copies be delivered to the beneficial owners of such warrants.

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DESCRIPTION OF CAPITAL STOCK

General

Our fourth amended and restated certificate of incorporation authorizes us to issue up to 100,000,000 shares of common stock, par value $0.0001 per share, and 9,764,000 shares of preferred stock, par value $0.0001 per share. As of March 31, 2021, 28,985,924 shares of common stock, and no shares of our preferred stock, were outstanding. All outstanding shares of our common stock are fully paid and non-assessable.

Voting Rights. Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of our common stock are not entitled to cumulative voting rights.

Dividend Rights. Subject to the terms of any outstanding series of preferred stock, the holders of our common stock are entitled to dividends in the amounts and at times as may be declared by the board of directors out of funds legally available therefor.

Liquidation Rights. Upon liquidation or dissolution, holders of our common stock are entitled to share ratably in all net assets available for distribution to stockholders after we have paid, or provided for payment of, all of our debts and liabilities, and after payment of any liquidation preferences to holders of our preferred stock.

Other Matters. Holders of our common stock have no redemption, conversion or preemptive rights. There are no sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock that we may issue in the future.

Preferred Stock

Our board of directors has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion right, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders. Although we have no present plans to issue any other shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal. The preferred stock may provide for an adjustment of the conversion price in the event of an issuance or deemed issuance at a price less than the applicable conversion price, subject to certain exceptions.

Anti-Takeover Effects of Delaware law and Our Certificate of Incorporation and Bylaws

The provisions of Delaware law, our certificate of incorporation and our bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include any merger or consolidation involving the corporation and the interested stockholder; any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws provide that:

●	the authorized number of directors can be changed only by resolution of our board of directors;

●	our bylaws may be amended or repealed by our board of directors or our stockholders;

●	no action can be taken by stockholders except at an annual or special meeting of the stockholders called in accordance with our bylaws, and stockholders may not act by written consent, unless the stockholders amend the certificate of incorporation to provide otherwise;

●	stockholders may not call special meetings of the stockholders or fill vacancies on the board;

●	our board of directors will be authorized to issue, without stockholder approval, preferred stock, the rights of which will be determined at the discretion of the board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve;

●	our stockholders do not have cumulative voting rights, and therefore our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors; and

●	our stockholders must comply with advance notice provisions to bring business before or nominate directors for election at a stockholder meeting.

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Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Exclusive Forum Charter Provision

Our certificate of incorporation requires that the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the following:

●	any derivative action or proceeding brought on behalf of the Company;

●	any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Company to the Company or the Company’s stockholders;

●	any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws;

●	any action to interpret, apply, enforce or determine the validity of the Company’s certificate of incorporation or bylaws; or

●	any action asserting a claim governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Because the applicability of the exclusive forum provision is limited to the extent permitted by applicable law, we do not intend that the exclusive forum provision would apply to suits brought to enforce any duty or liability created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction, and acknowledge that federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act. We note that there is uncertainty as to whether a court would enforce the provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

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Warrants

Convertible Note Exchange Warrants

The Convertible Note Exchange Warrants were issued on March 30, 2021, and currently have an exercise price of $5.9059 per share. The Convertible Note Exchange Warrants are currently exercisable and expire on February 23, 2026. The Convertible Note Exchange Warrants are exercisable for an aggregate of 143,890 shares of Common Stock.

The Convertible Note Exchange Warrants also contain a “cashless exercise” feature that allows the holders to elect, if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the shares underlying the Convertible Note Exchange Warrants by the holder, to exercise the Convertible Note Exchange Warrants without making a cash payment using a formula set forth in the Convertible Note Exchange Warrants.

Transfer Agent

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. Its address is 1 State Street, 30th Floor, New York, NY 10004.

NASDAQ Listing

Our common stock is traded on The Nasdaq Capital Market under the symbol “CGIX.”

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LEGAL MATTERS

The validity of the securities offered in this offering will be passed upon for us by Lowenstein Sandler LLP, New York, New York.

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EXPERTS

The consolidated financial statements of Vyant Bio, Inc. and subsidiaries as of December 31, 2020 and for the year ended December 31, 2020 have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein. Such financial statements have been incorporated by reference herein in reliance on the report of such firm, given upon their authority as experts in auditing and accounting.

The financial statements of StemoniX, Inc. as of and for the year end December 31, 2020, incorporated in this Prospectus by reference from Vyant Bio Inc.’s Current Report on Form 8-K dated April 5, 2021, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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143,890 Shares of Common Stock

Issuable upon Exercise of Warrants

PROSPECTUS

, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting compensation, expected to be incurred in connection with the registration and sale of the securities covered by this registration statement.

SEC registration fee	$0
Legal fees and expenses	25,000
Accounting fees and expenses	20,000
Printing and miscellaneous fees and expenses	1,000
Total	$46,000

Item 15. Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Our fourth amended and restated certificate of incorporation provides for indemnification of our directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws provide for indemnification of our directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law.

In addition, we have entered into indemnification agreements with each of our current directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Except as set forth elsewhere in this prospectus, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

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Item 16. Exhibits

EXHIBIT NO.	DESCRIPTION
2.1#	Agreement and Plan of Merger and Reorganization, by and among Cancer Genetics, Inc., StemoniX, Inc., and CGI Acquisition, Inc., dated August 21, 2020 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 24, 2020).

2.2#	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, by and among Cancer Genetics, Inc., StemoniX, Inc., and CGI Acquisition, Inc., dated February 8, 2021 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 8, 2021).

2.3#	Amendment No. 2 to Agreement and Plan of Merger and Reorganization, by and among Cancer Genetics, Inc., StemoniX, Inc., and CGI Acquisition, Inc., dated February 26, 2021 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 26, 2021).

3.1	Fourth Amended and Restated Certificate of Incorporation of Cancer Genetics, Inc., filed as Exhibit 3.1 to Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 15, 2013 and incorporated herein by reference.

3.2	Amendment to Certificate of Incorporation of the Company related to the Name Change (incorporated herein by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on April 5, 2021).

3.3	Amended and Restated Bylaws of Cancer Genetics, Inc., filed as Exhibit 3.4 to Form S-1/A filed on April 30, 2012 (File No. 333-178836) and incorporated herein by reference.

4.1	Specimen Common Stock certificate of Cancer Genetics, Inc., filed as Exhibit 4.1 to Form S-1/A filed on May 16, 2012 (File No. 333-178836) and incorporated herein by reference.

4.2	Form of Exchange Warrant dated March 30, 2021 ((incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on April 5, 2021).

5.1*	Opinion of Lowenstein Sandler LLP as to validity of the securities being registered.

23.1*	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1 hereto).

23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the Signature Page).

* Filed herewith.

# Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. CGI hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

(b) Financial Statement Schedules:

Not Applicable.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

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Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Cherry Hill, New Jersey, on May 17, 2021.

VYANT BIO, INC.

By:	/s/ John A. Roberts
John A. Roberts
Chief Executive Officer

NOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John A. Roberts and Andrew D.C. LaFrence, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any amendments to this registration statement, and to sign any registration statement for the same offering covered by this registration statement, including post-effective amendments or registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of said such attorneys-in-fact and agents or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated

Person	Capacity	Date

/s/ John A. Roberts	President, Chief Executive Officer and Director	May 17, 2021
John A. Roberts	(Principal Executive Officer)

/s/ Andrew D.C. LaFrence	Chief Financial Officer	May 17, 2021
Andrew D.C. LaFrence	(Principal Financial and Accounting Officer

/s/ John Fletcher	Chairman	May 17, 2021
John Fletcher

/s/ Yung-Ping Yeh	Chief Innovation Officer and Director	May 17, 2021
Yung-Ping Yeh

/s/ Marcus Boehm	Director	May 17, 2021
Marcus Boehm

/s/ Paul Hansen	Director	May 17, 2021
Paul Hansen

/s/ Geoffrey Harris	Director	May 17, 2021
Geoffrey Harris

/s/ Joanna Horobin	Director	May 17, 2021
Joanna Horobin

/s/ Howard McLeod	Director	May 17, 2021
Howard McLeod

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